Exhibit (a)(1)(j)

Offer to Exchange Options Program

Human Resources and Stock Administration

April 2004

Confidential Information. Property of PalmSource.

Overview

•	Purpose
Program	details
Timeline
Examples
Next	steps
Q&A
•

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What is the purpose?

Many of the currently unexercised stock options held by our employees are significantly “underwater”

Overall compensation philosophy is still performance-based

Stock options are an important long- term component of our compensation strategy

We look for your commitment to build value…and we want to provide you with an opportunity to participate in the value you help create

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It’s voluntary: You decide whether to participate!

Eligible employees:

All current PalmSource employees except members of our Board of Directors and executive officers (Section 16(b))

Eligible options:

All unexercised PalmSource stock options with exercise price equal to or greater than $30

Required options:

If you elect to participate in PalmSource’s offer to exchange program, all options tendered will be cancelled. It is an “all or all nothing” exchange.

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Program details: Eligibility

Program details: Key Terms

Some terms may differ for employees outside the U.S.

Election period: April 1, 2004 – April 29, 2004

Exchanged options cancellation date April 30,2004

New options will be granted on a date to be determined but

No earlier than the first business day at least 6 months and 1 day from the date original options are cancelled (scheduled to be no sooner than November 1, 2004)

No later than the first business day at least 7 months and 1 day from the date original options are cancelled (scheduled to be no later than December 1, 2004)

Options will be exchanged on a 1 for 1 basis

New option strike price equal to the PSRC closing price on the new option grant date

No vesting during cancellation period (for cancelled or new options)

Vesting of new option grant(s) (commencing on new option grant date, using November 1, 2004)

1/3 of options will vest 24 weeks after new option grant date (April 18, 2005)

1/3 of options will vest 48 weeks after new option grant date (October 3, 2005)

1/3 of options will vest 72 weeks after new option grant date (March 20, 2006)

All vesting stops with termination of employment from PalmSource

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Program details: Terms for Employees outside the U.S.

In general, terms of the offer are the same for employees outside the U.S. as those in the U.S., with some country specific exceptions

Tax and legal consequences of the offer may differ for employees outside the U.S.

Check with your tax and/or legal advisor before deciding to participate

Please carefully review important country specific to optionees in France in Schedule C and elsewhere in the Offer to Exchange document

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Your choices

Exchange ALL eligible options

All eligible stock options are cancelled

Exchange NONE

No change to unexercised options

REMEMBER, THIS PROGRAM IS VOLUNTARY

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Key considerations

Strike price: The closing NASDAQ price on the date the new options are granted

Exchange ratio: You will receive one new option for each option cancelled

Vesting schedule*:

Vesting on new options begins on new option grant date, no earlier than the first business day at least 6 months and 1 day from the date original options are cancelled (approximately November 1, 2004)

One third of the new option grant will “cliff” vest at 24 weeks, 48 weeks and 72 weeks from the new option grant date

Options type: new options are all Non-Qualified options

Must be employed by PalmSource or one of its subsidiaries on the new grant date to maintain eligibility.

Remember …stock prices can be volatile, and are impossible to predict …use your judgment

*Different vesting restrictions may apply to employees outside the U.S.

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Timeline

7

6

5

4

3

2

1

20 Businessdays

At least 6 months + 1 day

No more than 7 months + 1 day

1. April 1, 2004 Option Exchange Program begins

2.April 29, 2004 Option Exchange Program ends

3. April 30, 2004 Tendered Options Cancelled

4. Between November 1, 2004 and December 1, 2004 New Grant Date (at least 6 months and 1 day from cancellation date)

5. April 18, 2005 1/3 of new options vest (24 weeks) (using November 1, 2004 as grant date)

6. October 3, 2005 1/3 of new options vest (48 weeks) (using November 1, 2004 as grant date)

7. March 20, 2006 1/3 of new options vest (72 weeks) (using November 1, 2004 as grant date)

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Example

(Assuming employee elects to participate in option exchange)

Old New

Granted: 1000 PalmSource options at Spin (11/07/2003)

Cancel “OLD” options

Grant 1000 PalmSource options in 6 to 7 months + 1 day

Option Price: $36.50

Option Price: Closing sale price on grant date

Vesting:

50% vested (monthly) in One Year

50% vested (monthly) in Second Year

Vesting:

1/3 vested 24 weeks from grant date

1/3 vested 48 weeks from grant date

1/3 vested 72 weeks from grant date

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Next Steps

You should have received an individualized Election Form by mail detailing your eligible stock options

Read Offer to Exchange documents

Review Election Form and eligible option grants

Ask any clarifying questions to Stock Administration

Deliver (by hand or fax ONLY) completed and signed Election Form to Stock Administration, by 5:00 pm Pacific Time on April 29, 2004

You may withdraw participation up until 5:00 pm Pacific Time on April 29, 2004

The deadline is real! NO EXCEPTIONS!

Sabbatical PTO

Forgot On leave of absence

Customer meetings Traveling

MUST BE RECEIVED BY ABOVE DATE

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Next Steps

DOCUMENTS

(available	on SourceCentral)

•	Offer to Exchange Options

•	Sample Election Form (all eligible participants should have received a personalized form; please contact Stock Administration if you need a new copy of your form)

•	Withdrawal Form

•	PowerPoint presentation from the informational meetings

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For any questions please contact:

Stock Administration

E-mail: stock@palmsource. com

Phone: (408) 400-1944

Fax: (408) 400-1940

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Questions

QUESTIONS ????

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Legal Disclaimer

You should rely on the information contained in the offer to exchange documents. These documents can be downloaded from SourceCentral. Printed copies can be obtained from Stock Administration by email at stock@palmsource.com or by phone at (408) 400-1944. Palmsource has not authorized anyone to provide you with different information.

Confidential Information. Property of PalmSource